U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of Earliest Event Reported): April 7, 2000


                           NEOMEDIA TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                        0-21743                    36-3680347
 --------------               ----------------------        ------------------
(State or Other              (Commission File Number)        (IRS Employer
 Jurisdiction                                               Identification No.)
 Incorporation)


         2201 SECOND STREET, SUITE 600, FORT MYERS, FLORIDA          33901
         --------------------------------------------------        ----------
             (Address of Principal Executive Offices)              (Zip Code)

                                (941) - 337-3434
              ---------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

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ITEM 2.  ACQUSITION OR DISPOSITION OF ASSETS

         On April 7, 2000, NeoMedia Technologies, Inc. (the "Company") purchased substantially all of the assets of DayStar Services, L.L.C., a Tennessee limited liability company. The assets consisted of DayStar's rights under a license agreement between DayStar and the Company dated June 30, 1999 for the Company's NeoLink Information Server and DayStar's rights under an Agent Agreement between DayStar and the Company dated June 30, 1999 for NeoLink. The assets purchased also included all of DayStar's software and hardware and source codes used in the operation of the DayStar website and existing customer/vendor relationships. The purchase price for the assets was $4,000,000; $3,520,000 paid through the transfer of 321,829 shares of NeoMedia's Common Stock and $480,000 paid through the forgiveness of a receivable due from DayStar.

         William Fritz and Charles Fritz, officers, directors and principal shareholders of the Company are also principal equity holders of DayStar.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits

                  99.1     News release dated April 24, 2000.

                                       2

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     NEOMEDIA TECHNOLOGIES, INC.
                                     ---------------------------
                                              (Registrant)

Date: APRIL 24, 2000                 By:/s/ CHARLES T. JENSEN
      --------------                    -----------------------------
                                     Charles T. Jensen, Vice President, Chief
                                     Financial Officer, Treasurer and Director

                                       3
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                                  EXHIBIT INDEX

SEQUENTIAL         EXHIBIT
PAGE NUMBER        NUMBER      DOCUMENT
-----------        -------     --------

     5             99.1      News release dated April 24, 2000.